Exhibit 24(c)

February 20, 2008

Cliff S. Thrasher, W. Paul Bowers and Wayne Boston

Dear Sirs:

Georgia Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2007, and (2) the filing of its quarterly reports on Form 10-Q during 2008; and (3) the filing of appropriate amendment or amendments in order to remedy any deficiencies with respect thereto.

Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q, appropriate amendment or amendments thereto in order to remedy any deficiencies with respect thereto and any necessary exhibits.

Yours very truly, GEORGIA POWER COMPANY
By /s/Michael D. Garrett Michael D. Garrett President and Chief Executive Officer

/s/Robert L. Brown, Jr. Robert L. Brown, Jr.	/s/Richard W. Ussery Richard W. Ussery
/s/Ronald D. Brown Ronald D. Brown	/s/William Jerry Vereen William Jerry Vereen
/s/Anna R. Cablik Anna R. Cablik	/s/E. Jenner Wood III E. Jenner Wood III
/s/Michael D. Garrett Michael D. Garrett	/s/Cliff S. Thrasher Cliff S. Thrasher
/s/David M. Ratcliffe David M. Ratcliffe	/s/Ann P. Daiss Ann P. Daiss
/s/Jimmy C. Tallent Jimmy C. Tallent	/s/Daniel Lowery Daniel Lowery
/s/D. Gary Thompson D. Gary Thompson

Extract from minutes of meeting of the board of directors of Georgia Power Company.

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RESOLVED: That for the purpose of signing reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to (a) the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2007; (b) quarterly filings on Form 10-Q during 2008; and (c) the filing of appropriate amendment or amendments in order to remedy any deficiencies with respect thereto, this Company, certain of its officers and the members of its Board of Directors authorize their several powers of attorney to Cliff S. Thrasher, W. Paul Bowers and Wayne Boston.

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 20, 2008, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2008	GEORGIA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary